SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2005

SIZELER PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-09349	72-1082589
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2542 Williams Boulevard, Kenner, LA		70062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (504) 471-6271

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8 – Other Events

Item 8.01. Other Events.

On March 30, 2005, Sizeler Property Investors, Inc. issued a press release announcing that, consistent with its strategy to strengthen Sizeler’s balance sheet and thus enhance stockholder value over the long term, it has called all of its outstanding 9.0% convertible subordinated debentures due July 15, 2009 for redemption on May 2, 2005.

A copy of Sizeler’s press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Proxy Solicitation

Sizeler and its directors and certain of its executive officers and other persons may be deemed to be participants in the solicitation of proxies for the 2005 Annual Meeting of Stockholders. Stockholders of Sizeler are advised to read, when available, Sizeler’s Preliminary Proxy Statement and Definitive Proxy Statement in connection with Sizeler’s solicitation of proxies for the 2005 Annual Meeting because these statements will contain important information. Stockholders of Sizeler and other interested parties may obtain free of charge, when available, copies of the Preliminary Proxy Statement and Definitive Proxy Statement and any other documents filed by Sizeler with the SEC, at the SEC’s internet website www.sec.gov and also on Sizeler’s internet website www.sizeler.net. When available, the Preliminary Proxy Statement and the Definitive Proxy Statement also may be obtained free of charge by contacting Morrow & Co., Inc. who is assisting Sizeler in the solicitation of proxies at (800) 654-2468 or (212) 754-8000 (collect).

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

99.1	Press release of Sizeler Property Investors, Inc. dated March 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sizeler Property Investors, Inc.

Date: March 30, 2005	By	/s/ Thomas A. Masilla, Jr.
Thomas A. Masilla, Jr., President And Chief Operating Officer

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